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                                                                    EXHIBIT 99.1

[TURBODYNE LOGO]

                         TURBODYNE ANNOUNCES SUSPENSION
                              OF TRADING ON EASDAQ


        Carpinteria, California - August 4, 2000 - Turbodyne Technologies Inc. (EASDAQ: TRBD) today announced that effective August 2, 2000, Easdaq has suspended trading of Turbodyne shares pending a further review by Easdaq of the facts underlying Turbodyne's press release of August 1, 2000. That release reported on the Company's working capital position and the Company's investigation into prior management's issuance in 1999 of approximately 8.7 million shares of Common Stock. Turbodyne is in contact with Easdaq regarding this review and will provide further information concerning the status of trading on Easdaq as this information becomes available to the Company.

        Turbodyne Technologies Inc., a California based high technology company, specializes in the development of charging technology for internal combustion engines and the development and manufacturing of high-tech assemblies for electrically assisted turbochargers and superchargers. Turbodyne Technologies Inc.'s headquarters is located in Carpinteria, California, and its European office is located in Frankfurt, Germany. Additional information about the Company is available on the Internet at http://www.turbodyne.com.

Contacts:

Kenneth Fitzpatrick - Investor Relations at California Headquarters: (800) 566-1130
Markus Kumbrink - Investor Relations at Frankfurt office: +49-69-69-76-73-13 Peter Weichselbraun - Media Contact at California Headquarters: (800) 566-1130


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This release contains forward-looking statements as defined in Section 21E of the Securities Exchange Act of 1934, including statements about future business operations, financial performance and market conditions. Such forward-looking statements involve risks and uncertainties inherent in business forecasts.
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